INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Trustees of Active Assets Government Securities Trust:

In planning and performing our audit of the financial statements of Active
 Assets Government Securities
Trust (the "Fund"), for the year ended June 30, 2002 (on which we have issued our report dated August
7, 2002), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the
Fund's internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Fund's internal control would not necessarily disclose all matters in the
internal control that might be material weaknesses under standards established by the American Institute
of Certified Public Accountants.  A material weakness is a condition in which the design or operation of
one or more of the internal control components does not reduce to a relatively low level the risk that
misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the
Fund's internal control and its operation, including controls for safeguarding securities, that we consider
to be material weaknesses as defined above as of June 30, 2002.

This report is intended solely for the information and use of management, the
 Shareholders and Board of
Trustees of Active Assets Government Securities Trust, and the Securities and
 Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.




Deloitte & Touche LLP
New York, New York
August 7, 2002